Report of Independent
Registered Public
Accounting Firm
The Board of Trustees and
Shareholders of
Vertical Capital Income Fund:
In planning and performing
our audit of the financial
statements of Vertical Capital
Income Fund (the Fund) as of
and for the year ended
September 30, 2016, in
accordance with the
standards of the Public
Company Accounting
Oversight Board (United
States), we considered the
Fund's internal control over
financial reporting, including
controls over safeguarding
securities, as a basis for
designing our auditing
procedures for the purpose of
expressing our opinion on the
financial statements and to
comply with the requirements
of Form N-SAR, but not for
the purpose of expressing an
opinion on the effectiveness
of the Fund's internal control
over financial reporting.
Accordingly, we express no
such opinion.
The management of the Fund
is responsible for establishing
and maintaining effective
internal control over financial
reporting. In fulfilling this
responsibility, estimates and
judgments by management
are required to assess the
expected benefits and related
costs of controls. A
company's internal control
over financial reporting is a
process designed to provide
reasonable assurance
regarding the reliability of
financial reporting and the
preparation of financial
statements for external
purposes in accordance with
generally accepted
accounting principles
(GAAP). A company's internal
control over financial
reporting includes those
policies and procedures that
(1) pertain to the
maintenance of records that,
in reasonable detail,
accurately and fairly reflect
the transactions and
dispositions of the assets of
the company; (2) provide
reasonable assurance that
transactions are recorded as
necessary to permit
preparation of financial
statements in accordance
with GAAP, and that receipts
and expenditures of the
company are being made
only in accordance with
authorizations of
management and Trustees of
the company; and (3) provide
reasonable assurance
regarding prevention or timely
detection of unauthorized
acquisition, use or disposition
of a company's assets that
could have a material effect
on the financial statements.
Because of its inherent
limitations, internal control
over financial reporting may
not prevent or detect
misstatements. Also,
projections of any evaluation
of effectiveness to future
periods are subject to the risk
that controls may become
inadequate because of
changes in conditions, or that
the degree of compliance with
the policies or procedures
may deteriorate.
A deficiency in internal control
over financial reporting exists
when the design or operation
of a control does not allow
management or employees,
in the normal course of
performing their assigned
functions, to prevent or detect
misstatements on a timely
basis. A material weakness is
a deficiency, or combination
of deficiencies, in internal
control over financial
reporting, such that there is a
reasonable possibility that a
material misstatement of the
Fund's annual or interim
financial statements will not
be prevented or detected on
a timely basis.
Our consideration of the
Fund's internal control over
financial reporting was for the
limited purpose described in
the first paragraph and would
not necessarily disclose all
deficiencies in internal control
that might be material
weaknesses under standards
established by the Public
Company Accounting
Oversight Board (United
States). However, we noted
the following matter involving
internal control over financial
reporting and its operation
that we consider to be a
material weakness as defined
above. This condition was
considered in determining the
nature, timing and extent of
the procedures to be
performed in our audit of the
financial statements of the
Funds for the year ended
September 30, 2016, and this
report does not affect our
report thereon dated

March 21, 2017. As of
September 30, 2016,
management did not have a
sufficient understanding of
the third-party valuation
model to ensure that all
significant inputs and
assumptions were
incorporated into the fair
value estimate. As a result of
this material weakness, there
was a material misstatement
in the preliminary
September 30, 2016 financial
statements that was
corrected prior to issuance.
This report is intended solely
for the information and use of
management, the
shareholders of Vertical
Capital Income Fund, the
Board of Trustees of Vertical
Capital Income Fund and the
Securities and Exchange
Commission and is not
intended to be and should not
be used by anyone other than
these specified parties.
/s/KPMG LLP
Dallas, Texas
March 21, 2017

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